Exhibit 77E

LEGAL PROCEEDINGS
Since October 2003,
Federated and
related entities
(collectively, "Federated"),
and various Federated funds
("Funds"), have been
named as defendants
in several class action
lawsuits now pending in
the United States District
Court for the District
of Maryland. The lawsuits
were purportedly filed on
 behalf of people who purchased,
owned
and/or redeemed shares of
Federated-sponsored mutual
funds during specified
periods beginning November 1, 1998.
The suits are generally
similar in alleging that
Federated engaged in illegal
and improper trading practices
including
market timing and late
trading in concert with
certain institutional traders,
which allegedly caused financial
injury to
the mutual fund shareholders.
These lawsuits began to be
filed shortly after Federated's
first public announcement
that it had received requests
 for information on shareholder
trading activities in the Funds
from the SEC, the Office
of the New York State Attorney
General ("NYAG"), and other
authorities. In that regard,
on November 28, 2005,
Federated announced that it
had reached final settlements
with the SEC and the NYAG with
respect to those matters.
Specifically, the SEC and NYAG
settled proceedings against
 three Federated subsidiaries
involving undisclosed
market timing arrangements
and late trading. The SEC
made findings: that
Federated Investment
Management
Company ("FIMC"), an
SEC-registered investment
adviser to various Funds,
and Federated Securities Corp.,
an
SEC-registered broker-dealer
 and distributor for the Funds,
violated provisions of the
Investment Advisers Act and
Investment Company Act by
approving, but not disclosing,
three market timing arrangements,
or the associated
conflict of interest between
FIMC and the funds involved
in the arrangements, either
to other fund shareholders
or to
the funds' board; and that
Federated Shareholder Services
Company, formerly an
SEC-registered transfer agent,
failed to prevent a
customer and a Federated
employee from late trading
 in violation of provisions
 of the Investment
Company Act. The NYAG
found that such conduct
violated provisions of New
York State law. Federated
entered
into the settlements without
admitting or denying the
 regulators'
findings. As Federated previously
reported in 2004,
it has already paid approximately
 $8.0 million to certain funds
as determined by an independent
consultant. As part
of these settlements, Federated
 agreed to pay disgorgement and
a civil money penalty in the
aggregate amount of an
additional $72 million and,
among other things, agreed
that it would not serve as
investment adviser to any
registered investment company
unless (i) at least 75% of
the
 fund's directors are
independent of Federated,
(ii) the
chairman of each such
 fund is independent of
Federated, (iii) no action
may be taken by the fund's
board or any
committee thereof unless
approved by a majority of
the independent trustees
of the fund or committee,
respectively,
and (iv) the fund appoints
 a "senior officer" who
reports to the independent
trustees and is responsible
for
monitoring compliance by
the fund with applicable
laws and fiduciary duties
and for managing the process
by which
management fees charged to
a fund are approved. The
settlements are described
in Federated's announcement
which, along with previous
press releases and related
communications on those
 matters, is available in
the "About
Us" section of Federated's
website at
FederatedInvestors.com.
Federated entities have also
been named as defendants in
several additional lawsuits
that are now pending in the
United States District Court
for the Western District of
Pennsylvania, alleging,
among
other things, excessive
advisory and Rule 12b-1
fees.
The Board of the Funds
retained the law firm of
Dickstein Shapiro LLP to
represent the Funds in
each of the
lawsuits described in the
preceding two paragraphs.
Federated and the Funds,
and their respective counsel,
have
been defending this
litigation, and none of
the Funds remains a
defendant in any of the
lawsuits (though some could
potentially receive any
recoveries as nominal
 defendants). Additional
lawsuits based upon similar
 allegations may
be filed in the future.
The potential impact of
these lawsuits, all of
which seek unquantified
damages, attorneys'
fees, and expenses, and
 future potential similar
suits is uncertain.
Although we do not believe
that these lawsuits will
have a material adverse
effect on the Funds, there
can be no assurance that
these suits, ongoing adverse
publicity
and/or other developments
resulting from the regulatory
 investigations will not result
in increased Fund
redemptions, reduced sales of
 Fund shares, or other adverse
consequences for the Funds.